UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 18, 2009

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2009, Telkonet, Inc., (the “Company”) received a letter from NYSE Amex LLC (the “Exchange”) indicating that the Company does not satisfy certain of the Exchange’s continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Exchange’s Company Guide (the “Company Guide”) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange by June 18, 2009 that demonstrates the Company’s ability to regain compliance with Section 1003(a)(iv) of the Company Guide by November 18, 2009. If the Company does not submit a plan, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

The Company intends to submit a plan to the Exchange by June 18, 2009. There can be no assurance that the Exchange will accept the Company’s plan of compliance or, if accepted, that the Company will make progress consistent with the plan.

The Exchange also indicated in its correspondence that, due to its low selling price, the Company’s common stock may not be suitable for auction market trading. The Exchange also notified the Company, in accordance with Section 1003(f)(v) of the Company Guide, that it deems it appropriate under the circumstances for the Company to effect a reverse stock split to address its low selling price. If the Company fails to affect the reverse split within a reasonable time after receiving the letter, the Exchange may consider suspending dealings in, or removing from the list, the Company’s common stock. In that event, the Company would become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the Exchange initiating delisting proceedings.

The Company's common stock continues to trade on the Exchange. The Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association's Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the Exchange's continued listing standards. Accordingly, the Company will become subject to the trading symbol extension ".BC" to denote such noncompliance.

The Company’s press release dated May 21, 2009 with respect to the notification from the Exchange described above is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated May 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: May 21, 2009
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer